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                                                                  Exhibit 99

                                      Contact:  N. Gregory Petrick
                                                Executive Vice President and CFO



Press Release
FOR IMMEDIATE RELEASE
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                    UNI-MARTS HIRES FINANCIAL ADVISORS
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                     TO PURSUE STRATEGIC ALTERNATIVES
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	STATE COLLEGE, PENNSYLVANIA, APRIL 5, 2002 - Uni-Marts, Inc.
(AMEX: UNI) announced today that it has engaged Trefethen & Company, LLC and Morgan Keegan & Company, Inc. to act as financial advisors to the Company in the exploration and evaluation of strategic alternatives to enhance stockholder value, including a business combination or the sale of certain assets of the Company.

     Henry D. Sahakian, Chairman of the Board of the Company, stated, "We believe that this is an appropriate time for Uni-Marts, Inc. to review its strategic direction and options. The Board of Directors engaged Trefethen & Company and Morgan Keegan to assist us because of their extensive knowledge and experience in the convenience store industry." He added, "The members of our Board look forward to working with our financial advisors to explore all alternatives that will potentially unlock and/or enhance stockholder value."

     At April 5, 2002, Uni-Marts operated 301 convenience stores and Choice Cigarette Discount Outlets in Pennsylvania, New York, Delaware, Maryland and Virginia. Self-service gasoline was sold at 238 of these locations.

     Certain statements contained in this release are forward looking.
Although Uni-Marts, Inc. believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. The forward-looking statements include, but are not limited to, statements related to the possibility of successful completion of any strategic transaction or enhancement of stockholder value. Factors that could cause actual results to differ from expectations include general economic, business and market conditions, volatility of gasoline prices, merchandise margins, customer traffic, weather conditions, labor costs and the level of capital expenditures. For other important factors that may cause actual results to differ materially from expectations and underlying assumptions, see reports by Uni-Marts, Inc. filed with the Securities and Exchange Commission.